Exhibit 99


     Lilly ICOS LLC Reports First Quarterly Profit in its History

BOTHELL, Wash. & INDIANAPOLIS, Ind. - October 20, 2005 - Lilly ICOS LLC (Lilly
ICOS) (NYSE: LLY and Nasdaq: ICOS) is releasing its financial results for the third quarter ended September 30, 2005, proudly reporting net income of $19.8 million, compared to a net loss of $21.4 million in the 2004 third quarter. Worldwide sales of Cialis(R) (tadalafil)(1) in the third quarter of 2005 totaled $195.1 million, an increase of 27% compared to $154.1 million in the third quarter of 2004.

Cialis Net Sales (unaudited):
-----------------------------
(in millions)
                                                  Three Months Ended                Nine Months Ended
                                                     September 30,                    September 30,
                                           ---------------------------------   --------------------------------
                                                   2005            2004             2005             2004
                                           --------------     --------------   --------------    --------------
Lilly ICOS Territories:

     United States                               $ 77.5          $ 70.2           $ 191.3          $153.8
     Europe(2)                                     62.0            43.5             179.2           125.1
     Canada and Mexico                             14.7             9.3              40.7            24.1
                                           --------------     --------------   --------------    --------------
        Total Lilly ICOS                          154.2           123.0             411.2           303.0
Lilly Territories                                  40.9            31.1             124.9            96.6
                                           --------------     --------------   --------------    --------------
       Worldwide Total                           $195.1          $154.1           $ 536.1         $ 399.6
                                           ==============     ==============   ==============    ==============

"Lilly ICOS has been steadily approaching profitability as a result of sustained top-line growth and planned reductions in marketing and selling expenses," stated Paul Clark, ICOS Chairman, President and Chief Executive Officer. "We are delighted to have achieved this important milestone and look forward to growing Lilly ICOS profitability in the years ahead."

John Bamforth, Lilly Global Marketing Director, added "Cialis continues to perform well, achieving solid market share across the Lilly ICOS territories. In the U.S., market share of total prescriptions of Cialis reached 24.8% in September 2005, an increase of 150 basis points from June 2005.(3) Across Europe, Canada and Mexico, Cialis captured 32.4% of aggregate market share in August 2005."(4)

----------------
(1) Cialis(R) is a registered trademark of Lilly ICOS LLC.
(2) Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.
(3) IMS Health, IMS National Prescription Audit Plus(TM), September 2005.
(4) Based on PDE5 inhibitor tablets from wholesalers to pharmacies, IMS Health, IMS MIDAS August 2005.

Tadalafil, the active ingredient in Cialis, is also being evaluated for medical conditions other than erectile dysfunction (ED). During the third quarter of 2005, a clinical study was completed in benign prostatic hyperplasia (BPH), a condition which can cause a number of troublesome urinary tract symptoms as a man ages. Also, studies were initiated in hypertension and pulmonary arterial hypertension.

The recently completed study in BPH demonstrated a clinically meaningful and statistically significant improvement in the primary endpoint, a reduction in lower urinary tract symptoms, as measured by the International Prostate Symptom Score. Results from the study will be presented at an upcoming medical congress. Planning is underway for a Phase 3 clinical program in BPH.

Financial Results
-----------------

For the three months ended September 30, 2005, Lilly ICOS reported net income of $19.8 million, compared to a net loss of $21.4 million for the three months ended September 30, 2004. The shift to profitability results from an increase of $33.1 million in total revenue and a reduction of $8.0 million in expenses.

Total revenue for the third quarter of 2005 was $162.3 million. Revenue for the 2005 period includes $8.2 million in royalties on sales reported by Lilly, compared to $6.2 million in royalty revenue for the third quarter of 2004. The increase in total revenue reflects the continued growth of Cialis in the Lilly ICOS territories since its 2003 introduction, as well as its global expansion in countries where Cialis is sold by Lilly. On a sequential basis, excluding the impact of changes in foreign exchange rates, third quarter 2005 European revenues increased approximately six percent over the 2005 second quarter amount.

Selling, general and administrative expenses were $112.2 million in the third quarter of 2005, down from $123.2 million in the third quarter of 2004. Research and development expenses were $18.0 million in the third quarter of 2005, compared to $17.2 million in the third quarter of 2004.

For the nine months ended September 30, 2005, Lilly ICOS reported a net loss of $23.6 million, compared to a net loss of $230.6 million for the nine months ended September 30, 2004. The decrease is primarily due to $113.9 million of increased revenues and a $100.7 million reduction of selling, general and administrative expenses.


About Lilly ICOS LLC
--------------------

Lilly ICOS LLC, a joint venture equally owned by ICOS Corporation and Eli Lilly and Company, is marketing Cialis, in North America and Europe, for the treatment of erectile dysfunction.

ICOS Corporation, a biotechnology company headquartered in Bothell, Washington, is dedicated to bringing innovative therapeutics to patients. ICOS is working to develop treatments for serious unmet medical needs such as pulmonary arterial hypertension, benign prostatic hyperplasia, hypertension, cancer and inflammatory diseases.

Eli Lilly and Company, a leading innovation-driven corporation, is developing a growing portfolio of first-in-class and best-in-class pharmaceutical products by applying the latest research from its own worldwide laboratories and from collaborations with eminent scientific organizations. Headquartered in Indianapolis, Indiana, Lilly provides answers - through medicines and information - for some of the world's most urgent medical needs.

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the industry, management beliefs and certain assumptions made by the management of ICOS and Lilly. Investors are cautioned that matters subject to forward-looking statements involve risks and uncertainties, including economic, competitive, governmental, technological, legal and other factors discussed in the two companies' respective filings with the Securities and Exchange Commission, which may affect the business and prospects of the two companies and Lilly ICOS. Results and the timing and outcome of events may differ materially from those expressed or implied by the forward-looking statements in this press release. There can be no assurance that tadalafil will sustain commercial success or that competing products will not pre-empt market opportunities that might exist for the product.

The forward-looking statements contained in this press release represent ICOS' and Lilly's judgments as of the date of this release. Neither ICOS nor Lilly undertake any obligation to update any forward-looking statements.


                       --Selected financial data follows--


                                                                  Lilly ICOS LLC
                                                 Condensed Consolidated Statements of Operations
                                                                 (in thousands)
                                                                   (unaudited)



                                                 Three Months Ended                     Nine Months Ended
                                                   September 30,                         September 30,
                                --------------------------------------- -----------------------------------------
                                       2005                2004                 2005                 2004
                                -------------------  ------------------ --------------------  -------------------
Revenue
  Product sales, net            $          154,157  $          123,020  $           411,233  $           303,037
  Royalties                                  8,172               6,210               24,972               19,311
                                ------------------- ------------------- -------------------- --------------------
    Total revenue                          162,329             129,230              436,205              322,348
                                ------------------- ------------------- -------------------- --------------------


Expenses
  Cost of sales                             12,378              10,173               34,064               25,728
  Selling, general and
   administrative                          112,152             123,222              375,411              476,113
  Research and development                  18,035              17,203               50,322               51,149
                                ------------------- ------------------- -------------------- --------------------
    Total expenses                         142,565             150,598              459,797              552,990
                                ------------------- ------------------- -------------------- --------------------

Net income (loss)               $           19,764  $          (21,368) $           (23,592) $          (230,642)
                                =================== =================== ==================== ====================




                                                                  Lilly ICOS LLC
                                                            SUMMARIZED OPERATING RESULTS
                                                                  (in thousands)
                                                                    (unaudited)


                                                                       2005
                                      -------------------------------------------------------------------------
                                              Q1                Q2                  Q3              TOTAL
                                      ---------------- -----------------  ------------------  -----------------

 Revenue:
   Product sales, net:
     United States                         $ 42,744          $ 71,118            $ 77,438           $191,300
     Europe                                  56,264            60,925              61,992            179,181
     Canada and Mexico                       12,186            13,839              14,727             40,752
                                            --------          ----------          ----------         --------
                                            111,194           145,882             154,157            411,233
   Royalties                                  7,790             9,010               8,172             24,972
                                            --------          --------            --------           --------
     Total revenue                          118,984           154,892             162,329            436,205
                                            --------          --------            --------           --------
 Expenses:
   Cost of sales                              9,752            11,934              12,378             34,064
   Selling, general and
    administrative                          137,027           126,232             112,152            375,411
   Research and development                  13,874            18,413              18,035             50,322
                                            --------          --------            --------           --------
     Total expenses                         160,653           156,579             142,565            459,797
                                            --------          --------            --------           --------
 Net income (loss)                         $(41,669)         $ (1,687)           $ 19,764           $(23,592)
                                            ========          ========            ========           ========


                                                                            2004
                                  ------------------------------------------------------------------------------------
                                             Q1               Q2              Q3             Q4            TOTAL
                                  -------------------  --------------- ---------------  ------------- ----------------

 Revenue:
   Product sales, net:
     United States                       $  32,807         $ 50,768        $ 70,226       $ 52,783        $ 206,584
     Europe                                 36,356           45,301          43,414         52,859          177,930
     Canada and Mexico                       5,854            8,931           9,380         13,063           37,228
                                          ---------         --------        --------       --------        ---------
                                            75,017          105,000         123,020        118,705          421,742
   Royalties                                 6,652            6,449           6,210          6,809           26,120
                                          ---------         --------        --------       --------        ---------
     Total revenue                          81,669          111,449         129,230        125,514          447,862
                                          ---------         --------        --------       --------        ---------
 Expenses:
   Cost of sales                             6,573            8,982          10,173         10,338           36,066
   Selling, general and
    administrative                         195,053          157,838         123,222        130,398          606,511
   Research and development                 18,827           15,119          17,203         16,169           67,318
                                          ---------         --------        --------       --------        ---------
     Total expenses                        220,453          181,939         150,598        156,905          709,895
                                          ---------         --------        --------       --------        ---------
 Net income (loss)                       $(138,784)        $(70,490)       $(21,368)      $(31,391)       $(262,033)
                                          =========         ========        ========       ========        =========




Contact:
Lilly
Phil Belt, 317-376-2506
or
ICOS
Lacy Fitzpatrick, 425-415-2207


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